Exhibit 99.1

NEWS RELEASE July 19, 2017

Contacts: Dan Schlanger, CFO
Son Nguyen, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS SECOND QUARTER 2017 RESULTS AND UPDATES OUTLOOK FOR FULL YEAR 2017

July 19, 2017 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended June 30, 2017.
"We had another terrific quarter exceeding our previously provided Outlook for net income, Adjusted EBITDA and AFFO," stated Jay Brown, Crown Castle’s Chief Executive Officer. "We believe we are well-positioned to capitalize on the long-term positive fundamentals for mobile data demand growth with our leading portfolio of shared wireless infrastructure across towers and small cells. As the wireless carriers turn to our infrastructure to improve and enhance their networks to meet what is expected to be a four-fold increase in mobile data demand by 2021, we believe there is a sustained runway of organic growth opportunities on our existing portfolio as well as opportunities for us to make accretive investments that enhance our long-term growth profile. Towards this end, we are excited about our recently announced agreement to acquire Lightower. As a result of the Lightower acquisition, subject to approval by our board of directors, we expect to increase our annual common stock dividend rate between $0.15 and $0.20 per share after the acquisition closes to reflect the expected contribution from the acquisition. Longer-term, we believe the Lightower acquisition will improve our growth profile, allowing us to raise our 6% to 7% long-term annual dividend growth target to 7% to 8%. We believe our expected growth combined with the high-quality dividend stream that is underpinned by long-term contracts represents a compelling total return profile for our investors."

RESULTS FOR THE QUARTER
The table below sets forth select financial results for the three month period ended June 30, 2017. For further information, refer to the financial statements and non-GAAP, segment and other calculation reconciliations included in this press release.

(in millions)	Actual				Midpoint Q2 2017 Outlook(b)	Actual Compared to Outlook
	Q2 2017	Q2 2016	Change	% Change
Site rental revenues	$869	$805	+$64	8%	$869	—
Net income (loss)	$112	$86	+$26	30%	$100	+$12
Adjusted EBITDA(a)	$589	$550	+$39	7%	$587	+$2
AFFO(a)	$440	$392	+$48	12%	$436	+$4
Weighted-average common shares outstanding - diluted	366	339	+27	8%	362	+4
Note: Figures may not tie due to rounding.

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on April 24, 2017.

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HIGHLIGHTS FROM THE QUARTER

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Site rental revenues. Site rental revenues grew approximately 8%, or $64 million, from second quarter 2016 to second quarter 2017, inclusive of approximately $42 million in Organic Contribution to Site Rental Revenues plus $40 million in contributions from acquisitions and other items, less a $17 million reduction in straight-lined revenues. The $42 million in Organic Contribution to Site Rental Revenues represents approximately 5% growth, comprised of approximately 8% growth from new leasing activity and contracted tenant escalations, net of approximately 3% from tenant non-renewals.

•
Capital expenditures and acquisitions. Capital expenditures during the quarter were approximately $301 million, comprised of approximately $21 million of land purchases, approximately $19 million of sustaining capital expenditures and approximately $261 million of revenue generating capital expenditures. On June 26, 2017, Crown Castle also closed on its previously announced acquisition of Wilcon Holdings LLC ("Wilcon") for approximately $600 million.

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Common stock dividend. During the quarter, Crown Castle paid common stock dividends of approximately $348 million in the aggregate, or $0.95 per common share, an increase of approximately 7% on a per share basis compared to the same period a year ago. Consistent with past practice, in its third quarter 2017 earnings release, Crown Castle expects to provide its Outlook for 2018 and make a related annual common stock dividend announcement, which will be in addition to the dividend increase announcement that Crown Castle expects to make following the closing of the Lightower acquisition.

•
Financing activities. In May, Crown Castle issued 4.75 million shares of common stock, raising net proceeds of $442 million, and $350 million in aggregate principal amount of inaugural 30-year senior unsecured notes (“May Financing Transactions”). Proceeds from the May Financing Transactions were used to fund the Wilcon acquisition and refinance existing debt.

"In addition to delivering great results during the second quarter, we also continued to enhance our portfolio of assets with the closing of the Wilcon acquisition and strengthened our balance sheet with our inaugural 30-year unsecured notes offering," stated Dan Schlanger, Crown Castle's Chief Financial Officer. "Further, following completion of the Lightower acquisition, we will have assembled an industry-leading portfolio of metro fiber that positions us to build on our small cell leadership position. Given the expected growth in mobile data demand, we are seeing wireless carriers increasingly turn to small cells in scale to supplement their macro networks to improve and enhance network quality and capacity. Based on our experience to date of generating attractive initial returns and lease-up as well as our belief that we are still in the early innings of small cell deployment, we believe our investments in small cells and fiber will drive meaningful value creation over time."

LIGHTOWER ACQUISITION
As announced yesterday, Crown Castle has entered into a definitive agreement to acquire LTS Group Holdings LLC (“Lightower”) for approximately $7.1 billion in cash (subject to certain limited adjustments). Lightower owns or has rights to approximately 32,000 route miles of fiber located primarily in top metro markets in the Northeast including Boston, New York and Philadelphia. Following the completion of the Lightower acquisition, Crown Castle will own or have rights to approximately 60,000 route miles of fiber.
Crown Castle anticipates closing the Lightower acquisition by the end of 2017. In the first full year of Crown Castle’s ownership, Lightower is expected to contribute $850 million to $870 million in site rental revenues, $163 million to $213 million in net income, $510 million to $530 million in Adjusted EBITDA and $465 million to $485

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million in AFFO before financing costs. After the Lightower acquisition closes, Crown Castle anticipates that it would increase its annual common stock dividend rate, subject to approval by Crown Castle’s board of directors, between $0.15 and $0.20 per share to reflect the expected contribution from the acquisition. Crown Castle intends to finance the acquisition consistent with maintaining its current investment grade credit metrics, utilizing cash on hand and equity and debt financing, including borrowings under its revolving credit facility.
For more information regarding the Lightower acquisition please refer to the Investors section of Crown Castle's website.

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current Outlook for third quarter 2017 and full year 2017:

(in millions)	Third Quarter 2017			Full Year 2017
Site rental revenues	$888	to	$893	$3,504	to	$3,529
Site rental cost of operations(a)	$275	to	$280	$1,071	to	$1,096
Net income (loss)	$90	to	$110	$426	to	$476
Adjusted EBITDA(b)	$600	to	$605	$2,389	to	$2,414
Interest expense and amortization of deferred financing costs(c)	$142	to	$147	$552	to	$582
FFO(b)	$404	to	$409	$1,623	to	$1,653
AFFO(b)	$447	to	$452	$1,813	to	$1,838
Weighted-average common shares outstanding - diluted(d)	368			366

(a)	Exclusive of depreciation, amortization and accretion.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(c)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(d)	The assumption for third quarter 2017 and full year 2017 diluted weighted-average common shares outstanding is based on diluted common shares outstanding as of June 30, 2017.

Full Year 2017 Outlook
The table below compares the results for full year 2016, the midpoint of the current full year 2017 Outlook and the midpoint of the previously provided full year 2017 Outlook for select metrics.

	Midpoint of FY 2017 Outlook to FY 2016 Actual Comparison				Previous Full Year 2017 Outlook(b)	Current Compared to Previous Outlook
($ in millions)	Current Full Year 2017 Outlook	Full Year 2016 Actual	Change	% Change
Site rental revenues	$3,517	$3,233	+$284	+9%	$3,488	+$29
Net income (loss)	$451	$357	+$94	+26%	$452	-$1
Adjusted EBITDA(a)	$2,402	$2,228	+$174	+8%	$2,387	+$15
AFFO(a)	$1,826	$1,610	+$216	+13%	$1,820	+$6
Weighted-average common shares outstanding - diluted(c)	366	341	+25	+7%	362	+4

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on April 24, 2017. Represents midpoint of Outlook.

(c)	The assumption for full year 2017 diluted weighted-average common shares outstanding is based on diluted common shares outstanding as of June 30, 2017.

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The update to full year 2017 Outlook primarily reflects the contribution from the Wilcon acquisition, partially offset by higher interest expense. The current full year 2017 Outlook does not include the expected contribution from the acquisition of Lightower, which is expected to close by the end of 2017, and the associated impact from financing the acquisition.

•
The chart below reconciles the components of expected growth from 2016 to 2017 in site rental revenues of $271 million to $296 million, including expected Organic Contribution to Site Rental Revenues of approximately $140 million to $170 million.

•	The chart below reconciles the components of expected growth in AFFO from 2016 to 2017 of approximately $216 million at the midpoint.

•
The current midpoint of full year 2017 Outlook includes contribution from Wilcon to site rental revenues of approximately $26 million, site rental cost of operations of approximately $7 million and general and administrative expenses of $5 million. The financing of the Wilcon acquisition from the proceeds raised in the May Financing

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Transactions impacted full year 2017 Outlook for interest expense and weighted average common shares outstanding by approximately $5 million and 3.2 million shares, respectively.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Wednesday, July 19, 2017, at 7:30 a.m. Eastern time to discuss its second quarter 2017 results and the Lightower acquisition. The conference call may be accessed by dialing 800-967-7185 and asking for the Crown Castle call (access code 7235918) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 10:30 a.m. Eastern time on Wednesday, July 19, 2017, through 10:30 a.m. Eastern time on Tuesday, October 17, 2017, and may be accessed by dialing 888-203-1112 and using access code 7235918. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 60,000 route miles of fiber supporting small cells following the completion of the Lightower acquisition, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 U.S. markets. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO") and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues may not be comparable to similarly titled measures of other companies, including other companies in the wireless infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Adjusted EBITDA, AFFO, FFO and Organic Contribution to Site Rental Revenues are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

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Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the wireless infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and exclude the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

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FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by the Company. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an

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alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment revenues less segment cost of operations and segment general and administrative expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of (1) improvements to existing wireless infrastructure and construction of new wireless infrastructure (collectively referred to as "revenue generating") and (2) purchases of land assets under towers as we seek to manage our interests in the land beneath our towers.
Sustaining capital expenditures. We define sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2017	June 30, 2016	December 31, 2016
(in millions)
Net income (loss)	$112.1	$86.1	$357.0
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	4.3	12.0	34.5
Acquisition and integration costs	8.3	3.1	17.5
Depreciation, amortization and accretion	295.6	276.0	1,108.6
Amortization of prepaid lease purchase price adjustments	5.0	5.4	21.3
Interest expense and amortization of deferred financing costs(a)	141.8	129.4	515.0
Gains (losses) on retirement of long-term obligations	—	11.5	52.3
Interest income	(1.0)	(0.1)	(0.8)
Other income (expense)	1.1	0.5	8.8
Benefit (provision) for income taxes	4.5	3.9	16.9
Stock-based compensation expense	16.8	22.0	96.5
Adjusted EBITDA(b)(c)	$588.5	$549.7	$2,227.5

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q3 2017			Full Year 2017
(in millions)	Outlook			Outlook
Net income (loss)	$90	to	$110	$426	to	$476
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$20	to	$30
Acquisition and integration costs	$8	to	$12	$28	to	$38
Depreciation, amortization and accretion	$296	to	$310	$1,178	to	$1,208
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs(a)	$142	to	$147	$552	to	$582
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4
Interest income	$(1)	to	$1	$(3)	to	$1
Other income (expense)	$(1)	to	$3	$(2)	to	$0
Benefit (provision) for income taxes	$3	to	$7	$14	to	$22
Stock-based compensation expense	$24	to	$26	$89	to	$94
Adjusted EBITDA(b)(c)	$600	to	$605	$2,389	to	$2,414

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
(in millions)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016	December 31, 2016
Net income (loss)	$112.1	$86.1	$231.3	$133.9	$357.0
Real estate related depreciation, amortization and accretion	288.2	269.4	569.3	540.9	1,082.1
Asset write-down charges	4.3	12.0	5.0	19.9	34.5
Dividends on preferred stock	—	(11.0)	—	(22.0)	(44.0)
FFO(a)(b)(c)(d)	$404.6	$356.4	$805.6	$672.7	$1,429.5

FFO (from above)	$404.6	$356.4	$805.6	$672.7	$1,429.5
Adjustments to increase (decrease) FFO:
Straight-lined revenue	0.8	(16.2)	(0.5)	(33.5)	(47.4)
Straight-lined expense	22.7	23.9	45.9	47.6	94.2
Stock-based compensation expense	16.8	22.0	41.8	52.7	96.5
Non-cash portion of tax provision	(4.8)	—	(1.2)	1.7	7.3
Non-real estate related depreciation, amortization and accretion	7.4	6.6	14.8	13.0	26.5
Amortization of non-cash interest expense	2.4	3.8	5.3	8.0	14.3
Other (income) expense	1.1	0.5	(3.5)	3.8	8.8
Gains (losses) on retirement of long-term obligations	—	11.5	3.5	42.0	52.3
Acquisition and integration costs	8.3	3.1	13.9	8.8	17.5
Capital improvement capital expenditures	(9.6)	(8.9)	(16.5)	(15.3)	(42.8)
Corporate capital expenditures	(9.9)	(10.2)	(19.0)	(13.9)	(46.9)
AFFO(a)(b)(c)(d)	$439.9	$392.5	$890.1	$787.6	$1,609.9

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(c)
Diluted weighted-average common shares outstanding were 365.8 million, 338.6 million, 363.9 million, 336.7 million and 340.9 million for the three months ended June 30, 2017 and 2016, the six months ended June 30, 2017 and 2016 and the twelve months ended December 31, 2016, respectively.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Current Outlook for FFO and AFFO:

	Q3 2017			Full Year 2017
(in millions)	Outlook			Outlook
Net income (loss)	$90	to	$110	$426	to	$476
Real estate related depreciation, amortization and accretion	$291	to	$301	$1,154	to	$1,174
Asset write-down charges	$9	to	$11	$20	to	$30
FFO(a)(b)(c)	$404	to	$409	$1,623	to	$1,653

FFO (from above)	$404	to	$409	$1,623	to	$1,653
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$0	to	$5	$4	to	$19
Straight-lined expense	$20	to	$25	$81	to	$96
Stock-based compensation expense	$24	to	$26	$89	to	$94
Non-cash portion of tax provision	$(2)	to	$3	$(6)	to	$4
Non-real estate related depreciation, amortization and accretion	$5	to	$9	$24	to	$34
Amortization of non-cash interest expense	$2	to	$5	$9	to	$15
Other (income) expense	$(1)	to	$3	$(2)	to	$0
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4
Acquisition and integration costs	$8	to	$12	$28	to	$38
Capital improvement capital expenditures	$(15)	to	$(10)	$(41)	to	$(31)
Corporate capital expenditures	$(19)	to	$(14)	$(53)	to	$(43)
AFFO(a)(b)(c)	$447	to	$452	$1,813	to	$1,838

(a)
The assumption for third quarter 2017 and full year 2017 diluted weighted-average common shares outstanding is 367.5 million and 365.7 million, respectively, based on diluted common shares outstanding as of June 30, 2017.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Expected Contribution from Lightower Acquisition to Full Year 2018 for Adjusted EBITDA:

	Full Year 2018
(in millions)	Expected Contribution
Net income (loss)	$163	to	$213
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$0	to	$0
Acquisition and integration costs	$20	to	$40
Depreciation, amortization and accretion	$250	to	$300
Amortization of prepaid lease purchase price adjustments	$0	to	$0
Interest expense and amortization of deferred financing costs(a)(b)	$0	to	$0
Gains (losses) on retirement of long-term obligations	$0	to	$0
Interest income	$0	to	$0
Other income (expense)	$0	to	$0
Benefit (provision) for income taxes	$15	to	$20
Stock-based compensation expense	$5	to	$15
Adjusted EBITDA(c)	$510	to	$530

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	Excludes the impact of expected financing relating to the Lightower acquisition. Assumes the Lightower acquisition closes on December 31, 2017.

(c)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

Reconciliation of Expected Contribution from Lightower Acquisition to Full Year 2018 for FFO and AFFO:

	Full Year 2018
(in millions)	Expected Contribution
Net income (loss)	$163	to	$213
Real estate related depreciation, amortization and accretion	$209	to	$259
Asset write-down charges	$0	to	$0
FFO(a)	$396	to	$446

FFO (from above)	$396	to	$446
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(2)	to	$0
Straight-lined expense	$0	to	$0
Stock-based compensation expense	$5	to	$15
Non-cash portion of tax provision	$0	to	$0
Non-real estate related depreciation, amortization and accretion	$16	to	$66
Amortization of non-cash interest expense(b)	$0	to	$0
Other (income) expense	$0	to	$0
Gains (losses) on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$20	to	$40
Capital improvement capital expenditures	$(29)	to	$(24)
Corporate capital expenditures	$0	to	$0
AFFO(a)	$465	to	$485

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(b)	Excludes the impact of expected financing relating to the Lightower acquisition. Assumes the Lightower acquisition closes on December 31, 2017.

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CrownCastle.com

News Release continued:	Page 12

For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued			Previously Issued
	Q2 2017			Full Year 2017
(in millions)	Outlook			Outlook
Net income (loss)	$90	to	$110	$427	to	$477
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$26	to	$36
Acquisition and integration costs	$4	to	$8	$15	to	$25
Depreciation, amortization and accretion	$288	to	$302	$1,170	to	$1,200
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$19	to	$21
Interest expense and amortization of deferred financing costs	$137	to	$142	$542	to	$572
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4
Interest income	$(1)	to	$1	$(2)	to	$2
Other income (expense)	$(1)	to	$3	$(3)	to	$(1)
Benefit (provision) for income taxes	$3	to	$7	$15	to	$23
Stock-based compensation expense	$25	to	$27	$97	to	$102
Adjusted EBITDA(a)(b)	$584	to	$589	$2,372	to	$2,402

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued			Previously Issued
	Q2 2017			Full Year 2017
(in millions)	Outlook			Outlook
Net income (loss)	$90	to	$110	$427	to	$477
Real estate related depreciation, amortization and accretion	$283	to	$293	$1,146	to	$1,166
Asset write-down charges	$9	to	$11	$26	to	$36
FFO(a)(b)(c)	$394	to	$399	$1,623	to	$1,653

FFO (from above)	$394	to	$399	$1,623	to	$1,653
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(2)	to	$3	$6	to	$21
Straight-lined expense	$21	to	$26	$81	to	$96
Stock-based compensation expense	$25	to	$27	$97	to	$102
Non-cash portion of tax provision	$(7)	to	$(2)	$(4)	to	$6
Non-real estate related depreciation, amortization and accretion	$5	to	$9	$24	to	$34
Amortization of non-cash interest expense	$2	to	$5	$8	to	$14
Other (income) expense	$(1)	to	$2	$(3)	to	$(1)
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4
Acquisition and integration costs	$4	to	$8	$15	to	$25
Capital improvement capital expenditures	$(14)	to	$(9)	$(41)	to	$(31)
Corporate capital expenditures	$(15)	to	$(10)	$(54)	to	$(44)
AFFO(a)(b)(c)	$433	to	$438	$1,805	to	$1,835

(a)	Previously issued second quarter 2017 and full year 2017 outlook assumes diluted common shares outstanding as of March 31, 2017 of approximately 362 million shares.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 13

The components of changes in site rental revenues for the quarters ended June 30, 2017 and 2016 are as follows:

	Three Months Ended June 30,
(in millions)	2017	2016
Components of changes in site rental revenues(f):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(a)(c)	$788	$706

New leasing activity(a)(c)	45	44
Escalators	21	23
Non-renewals	(24)	(18)
Organic Contribution to Site Rental Revenues(d)	42	49
Straight-lined revenues associated with fixed escalators	(1)	16
Acquisitions and builds(b)	40	34
Other	—	—
Total GAAP site rental revenues	$869	$805

Year-over-year changes in revenue:
Reported GAAP site rental revenues	8.0%
Organic Contribution to Site Rental Revenues(d)(e)	5.3%

(a)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(b)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(f)
Additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 14

The components of the changes in site rental revenues for the year ending December 31, 2017 are forecasted as follows:

(in millions)	Full Year 2017 Outlook	Full Year 2016
Components of changes in site rental revenues(g):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(a)(c)	$3,186	$2,907

New leasing activity(a)(c)	155 - 175	174
Escalators	80 - 85	89
Non-renewals	(95) - (90)	(74)
Organic Contribution to Site Rental Revenues(d)	140 - 170	189
Straight-lined revenues associated with fixed escalators	(20) - (10)	47
Acquisitions and builds(b)	185	90
Other	—	—
Total GAAP site rental revenues	$3,504 - $3,529	$3,233

Year-over-year changes in revenue:(f)
Reported GAAP site rental revenues	8.7%
Organic Contribution to Site Rental Revenues(d)(e)	4.9%

(a)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(b)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(f)	Calculated based on midpoint of Full Year 2017 Outlook.

(g)
Additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 15

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	June 30, 2017	June 30, 2016
Interest expense on debt obligations	$139.3	$125.6
Amortization of deferred financing costs and adjustments on long-term debt, net	4.5	4.8
Other, net	(2.1)	(1.0)
Interest expense and amortization of deferred financing costs	$141.8	$129.4

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q3 2017			Full Year 2017
(in millions)	Outlook			Outlook
Interest expense on debt obligations	$140	to	$142	$546	to	$561
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$7	$17	to	$21
Other, net	$(2)	to	$(2)	$(8)	to	$(6)
Interest expense and amortization of deferred financing costs	$142	to	$147	$552	to	$582

Debt balances and maturity dates as of June 30, 2017 are as follows:

(in millions)	Face Value	Final Maturity
Bank debt - variable rate:
2016 Revolver	$350.0	Jan. 2022
2016 Term Loan A	2,431.7	Jan. 2022
Total bank debt	2,781.7
Securitized debt - fixed rate:
Secured Notes, Series 2009-1, Class A-1(a)	42.7	Aug. 2019
Secured Notes, Series 2009-1, Class A-2(a)	70.0	Aug. 2029
Tower Revenue Notes, Series 2010-3(b)	1,250.0	Jan. 2040
Tower Revenue Notes, Series 2010-6(b)	1,000.0	Aug. 2040
Tower Revenue Notes, Series 2015-1(b)	300.0	May 2042
Tower Revenue Notes, Series 2015-2(b)	700.0	May 2045
Total securitized debt	3,362.7
Bonds - fixed rate:
5.250% Senior Notes	1,650.0	Jan. 2023
3.849% Secured Notes	1,000.0	Apr. 2023
4.875% Senior Notes	850.0	Apr. 2022
3.400% Senior Notes	850.0	Feb. 2021
4.450% Senior Notes	900.0	Feb. 2026
3.700% Senior Notes	750.0	June 2026
2.250% Senior Notes	700.0	Sept. 2021
4.000% Senior Notes	500.0	Mar. 2027
4.750% Senior Notes	350.0	May 2047
Total bonds	7,550.0
Capital leases and other obligations	240.7	Various
Total Debt	$13,935.1
Less: Cash and Cash Equivalents(c)	$199.7
Net Debt	$13,735.4

(a)
The Senior Secured Notes, Series 2009-1, Class A-1 principal amortizes during the period beginning January 2010 and ending in 2019 and the Senior Secured Notes, 2009-1, Class A-2 principal amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes, Series 2010-3 and 2010-6 have anticipated repayment dates in 2020. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively.

(c)	Excludes restricted cash.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 16

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(in millions)	For the Three Months Ended June 30, 2017
Total face value of debt	$13,935.1
Ending cash and cash equivalents(a)	199.7
Total Net Debt	$13,735.5

Adjusted EBITDA for the three months ended June 30, 2017	$588.5
Last quarter annualized adjusted EBITDA	2,354.1
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.8	x	(b)

(a)	Excludes restricted cash.

(b)	The Net Debt to Last Quarter Annualized Adjusted EBITDA calculation does not give effect to a full quarter of ownership of Wilcon, as this acquisition closed on June 26, 2017.

Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	June 30, 2017				June 30, 2016
	Towers	Small Cells	Other	Total	Towers	Small Cells	Other	Total
Discretionary:
Purchases of land interests	$21.2	$—	$—	$21.2	$19.1	$—	$—	$19.1
Wireless infrastructure construction and improvements	76.3	184.0	—	260.3	75.9	85.4	—	161.3
Sustaining:
Capital improvement and corporate	9.5	4.1	5.9	19.4	9.1	2.1	7.9	19.1
Total	$107.0	$188.1	$5.9	$300.9	$104.2	$87.5	$7.9	$199.5

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 17

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns, opportunities and shareholder value which may be derived from our business, assets, investments, acquisitions (including the pending acquisition of Lightower) and dividends, including on a long-term basis, (2) our strategy and strategic position and strength of our business, (3) carrier network investments and upgrades, and the benefits which may be derived therefrom, (4) growth in demand for mobile data and wireless connectivity and the benefits which may be derived therefrom, (5) our growth and long-term prospects, (6) the pending acquisition of Lightower, including financing and timing thereof, quality of Lightower's assets, services and customer mix, and the potential benefits and contributions which may be derived from such acquisition, including (a) improvements to or enhancements of Crown Castle's asset portfolio, growth and industry position and (b) contribution to or impact on Crown Castle's financial or operating results, including site rental revenues, growth profile, net income and AFFO, (7) leasing activity (8) our investments, including in towers, small cells, fiber and other assets, and the potential growth, returns and benefits therefrom, (9) our dividends, including our dividend plans and the amount of and any increase to our dividends and dividend growth targets, (10) demand for our wireless infrastructure (including fiber and small cells) and services, (11) our credit metrics, (12) tenant non-renewals, including the impact and timing thereof, (13) capital expenditures, including sustaining capital expenditures, (14) straight-line adjustments, (15) site rental revenues, (16) site rental cost of operations, (17) net income (loss), (18) Adjusted EBITDA, (19) expenses, including interest expense and amortization of deferred financing costs, (20) FFO, (21) AFFO and estimated growth thereof, (22) Organic Contribution to Site Rental Revenues, (23) our common shares outstanding, including on a diluted basis and (24) network services contribution, (25) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our wireless infrastructure, driven primarily by demand for wireless connectivity, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of carrier network investment may materially and adversely affect our business (including reducing demand for tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

•
The business model for small cells contains certain differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to achieve favorable rental rates on our new or renewing tenant leases.

•	New technologies may reduce demand for our wireless infrastructure or negatively impact our revenues.

•
The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•	If we fail to retain rights to our wireless infrastructure, including the land interests under our towers, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 18

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our business, operations, and reputation.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the US Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. As used in this release, the term "including," and any variation thereof, means "including without limitation."

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands, except share amounts)

	June 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$199,663	$567,599
Restricted cash	117,913	124,547
Receivables, net	305,982	373,532
Prepaid expenses	175,976	128,721
Other current assets	151,801	130,362
Total current assets	951,335	1,324,761
Deferred site rental receivables	1,299,440	1,317,658
Property and equipment, net	10,507,736	9,805,315
Goodwill	6,919,358	5,757,676
Other intangible assets, net	3,953,812	3,650,072
Long-term prepaid rent and other assets, net	851,943	819,610
Total assets	$24,483,624	$22,675,092

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$178,927	$188,516
Accrued interest	107,764	97,019
Deferred revenues	387,065	353,005
Other accrued liabilities	209,224	221,066
Current maturities of debt and other obligations	114,932	101,749
Total current liabilities	997,912	961,355
Debt and other long-term obligations	13,726,333	12,069,393
Other long-term liabilities	2,169,070	2,087,229
Total liabilities	16,893,315	15,117,977
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: June 30, 2017—366,115,800 and December 31, 2016—360,536,659	3,661	3,605
Additional paid-in capital	11,433,018	10,938,236
Accumulated other comprehensive income (loss)	(5,183)	(5,888)
Dividends/distributions in excess of earnings	(3,841,187)	(3,378,838)
Total equity	7,590,309	7,557,115
Total liabilities and equity	$24,483,624	$22,675,092

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CrownCastle.com

News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenues:
Site rental	$868,806	$804,600	$1,725,742	$1,603,893
Network services and other	169,529	157,809	328,535	292,899
Net revenues	1,038,335	962,409	2,054,277	1,896,792
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	269,285	252,852	534,302	505,472
Network services and other	104,622	95,867	203,430	176,838
General and administrative	97,736	91,386	198,460	188,967
Asset write-down charges	4,327	11,952	4,972	19,912
Acquisition and integration costs	8,250	3,141	13,900	8,779
Depreciation, amortization and accretion	295,615	276,026	584,164	553,901
Total operating expenses	779,835	731,224	1,539,228	1,453,869
Operating income (loss)	258,500	231,185	515,049	442,923
Interest expense and amortization of deferred financing costs	(141,769)	(129,362)	(276,256)	(255,740)
Gains (losses) on retirement of long-term obligations	—	(11,468)	(3,525)	(42,017)
Interest income	1,027	105	1,397	279
Other income (expense)	(1,106)	(518)	3,494	(3,791)
Income (loss) before income taxes	116,652	89,942	240,159	141,654
Benefit (provision) for income taxes	(4,538)	(3,884)	(8,907)	(7,756)
Net income (loss)	112,114	86,058	231,252	133,898
Dividends on preferred stock	—	(10,997)	—	(21,994)
Net income (loss) attributable to CCIC common stockholders	$112,114	$75,061	$231,252	$111,904

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.31	$0.22	$0.64	$0.33
Net income (loss) attributable to CCIC common stockholders, diluted	$0.31	$0.22	$0.64	$0.33

Weighted-average common shares outstanding (in thousands):
Basic	364,493	337,560	362,662	335,857
Diluted	365,832	338,609	363,892	336,658

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News Release continued:	Page 21

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$231,252	$133,898
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	584,164	553,901
Gains (losses) on retirement of long-term obligations	3,525	42,017
Amortization of deferred financing costs and other non-cash interest	5,256	7,993
Stock-based compensation expense	45,232	40,135
Asset write-down charges	4,972	19,912
Deferred income tax benefit (provision)	261	3,947
Other non-cash adjustments, net	(3,486)	1,672
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	16,963	84,145
Decrease (increase) in assets	45,970	30,561
Net cash provided by (used for) operating activities	934,109	918,181
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(2,103,503)	(493,932)
Capital expenditures	(563,361)	(392,997)
Net (payments) receipts from settled swaps	(328)	8,141
Other investing activities, net	(7,032)	1,854
Net cash provided by (used for) investing activities	(2,674,224)	(876,934)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,345,115	4,501,206
Principal payments on debt and other long-term obligations	(59,947)	(43,838)
Purchases and redemptions of long-term debt	—	(3,536,362)
Borrowings under revolving credit facility	1,755,000	3,030,000
Payments under revolving credit facility	(1,405,000)	(3,720,000)
Payments for financing costs	(11,446)	(35,604)
Net proceeds from issuance of capital stock	464,023	323,798
Purchases of capital stock	(22,594)	(24,460)
Dividends/distributions paid on common stock	(696,025)	(597,846)
Dividends paid on preferred stock	—	(21,994)
Net (increase) decrease in restricted cash	2,351	(6,089)
Net cash provided by (used for) financing activities	1,371,477	(131,189)
Net increase (decrease) in cash and cash equivalents - continuing operations	(368,638)	(89,942)
Discontinued operations:
Net cash provided by (used for) investing activities	—	113,150
Net increase (decrease) in cash and cash equivalents - discontinued operations	—	113,150
Effect of exchange rate changes	702	320
Cash and cash equivalents at beginning of period	567,599	178,810
Cash and cash equivalents at end of period	$199,663	$202,338
Supplemental disclosure of cash flow information:
Interest paid	260,255	217,783
Income taxes paid	10,372	10,186

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News Release continued:	Page 22

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (in thousands)

SEGMENT OPERATING RESULTS
	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$717,645	$151,161		$868,806	$705,716	$98,884		$804,600
Segment network services and other revenue	157,977	11,552		169,529	142,053	15,756		157,809
Segment revenues	875,622	162,713		1,038,335	847,769	114,640		962,409
Segment site rental cost of operations	211,204	51,861		263,065	210,444	34,165		244,609
Segment network services and other cost of operations	95,837	8,604		104,441	81,922	12,423		94,345
Segment cost of operations(a)	307,041	60,465		367,506	292,366	46,588		338,954
Segment site rental gross margin(b)	506,441	99,300		605,741	495,272	64,719		559,991
Segment network services and other gross margin(b)	62,140	2,948		65,088	60,131	3,333		63,464
Segment general and administrative expenses(a)	22,875	18,666	40,754	82,295	22,505	15,718	35,563	73,786
Segment operating profit(b)	545,706	83,582	(40,754)	588,534	532,898	52,334	(35,563)	549,669
Stock-based compensation expense			16,835	16,835			21,998	21,998
Depreciation, amortization and accretion			295,615	295,615			276,026	276,026
Interest expense and amortization of deferred financing costs			141,769	141,769			129,362	129,362
Other (income) expenses to reconcile to income (loss) before income taxes(c)			17,663	17,663			32,341	32,341
Income (loss) before income taxes				$116,652				$89,942

(a)
Segment cost of operations exclude (1) stock-based compensation expense of $1.4 million and $4.4 million for the three months ended June 30, 2017 and 2016, respectively and (2) prepaid lease purchase price adjustments of $5.0 million and $5.4 million for the three months ended June 30, 2017 and 2016, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $15.4 million and $17.6 million for the three months ended June 30, 2017 and 2016, respectively.

(b) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(c)	See condensed consolidated statement of operations for further information.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 23

SEGMENT OPERATING RESULTS
	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$1,434,181	$291,561		$1,725,742	$1,408,555	$195,338		$1,603,893
Segment network services and other revenue	307,592	20,943		328,535	267,063	25,836		292,899
Segment revenues	1,741,773	312,504		2,054,277	1,675,618	221,174		1,896,792
Segment site rental cost of operations	420,668	99,107		519,775	415,009	71,648		486,657
Segment network services and other cost of operations	184,773	16,833		201,606	151,911	20,458		172,369
Segment cost of operations(a)	605,441	115,940		721,381	566,920	92,106		659,026
Segment site rental gross margin(b)	1,013,513	192,454		1,205,967	993,546	123,690		1,117,236
Segment network services and other gross margin(b)	122,819	4,110		126,929	115,152	5,378		120,530
Segment general and administrative expenses(a)	46,635	36,355	79,960	162,950	46,104	31,240	71,635	148,979
Segment operating profit(b)	1,089,697	160,209	(79,960)	1,169,946	1,062,594	97,828	(71,635)	1,088,787
Stock-based compensation expense			41,777	41,777			52,703	52,703
Depreciation, amortization and accretion			584,164	584,164			553,901	553,901
Interest expense and amortization of deferred financing costs			276,256	276,256			255,740	255,740
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(c)			27,590	27,590			84,789	84,789
Income (loss) from continuing operations before income taxes				$240,159				$141,654

(a)
Segment cost of operations exclude (1) stock-based compensation expense of $6.3 million and $12.7 million for the six months ended June 30, 2017 and 2016, respectively and (2) prepaid lease purchase price adjustments of $10.1 million and $10.6 million for the six months ended June 30, 2017 and 2016, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $35.5 million and $40.0 million for the six months ended June 30, 2017 and 2016, respectively.

(b) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(c)	See condensed consolidated statement of operations for further information.

The Foundation for a Wireless World.
CrownCastle.com